Exhibit 10.19
XATA CORPORATION
FORM OF
INCENTIVE STOCK OPTION AGREEMENT
FOR EMPLOYEES
THIS AGREEMENT, made this ___day of ____________, ___, by and between XATA Corporation, a Minnesota corporation (the “Company”), and ____________(“Optionee”).
WITNESSETH, THAT:
WHEREAS, the Company pursuant to its 2007 Long-Term Incentive and Stock Option Plan wishes to grant this stock option to Optionee.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
1. Grant of Option
The Company hereby grants to Optionee, on the date set forth above, the right and option (hereinafter called “the option”) to purchase all or any part of an aggregate of ___shares of Common Stock, par value $0.01 per share (the “Common Shares”), at the price of $______ per share on the terms and conditions set forth herein. This option is intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue code of 1986, as amended (the “Code”), except to the extent this option is disqualified from treatment as an incentive stock option under the Code. To the extent that all or any portion of this option is not treated as an incentive stock option, it shall be treated as a nonqualified stock option. For purposes of this option, employment by any subsidiary of the Company is equivalent to employment by the Company.
2. Duration and Exercisability
(a)	This option shall in all events terminate at 5 p.m. Minneapolis, Minnesota time on ______, which is five (5) years after the date of grant. Subject to the other terms and conditions set forth herein, this option may be exercised by Optionee in cumulative installments as follows on the specified date(s):

Cumulative number of
On or after each of	shares as to which
the following dates	option is exercisable

(b)	During the lifetime of Optionee, the option shall be exercisable only by Optionee and shall not be assignable or transferable by Optionee, other than by will or the laws of descent and distribution.
(c)	In the event of (i) a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of a majority of the Company’s then outstanding voting Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company (as to any of the foregoing, a “Covered Transaction”), the option shall terminate and cease to be exercisable as of the effective time of the Covered Transaction; provided, however, that immediately prior to the consummation of the Covered Transaction the option shall be exercisable in full as to all Common Shares, unless the Board of Directors provides for one or more substitute or replacement options or awards from, or the assumption of the option by, the acquiring entity (if any) or its affiliates.

Further, Optionee agrees that the Board of Directors may provide that the provisions of the preceding paragraph shall also apply to (i) mergers or consolidations involving the Company that do not constitute a Covered Transaction, or (ii) other transactions, not constituting a Covered Transaction, that involve the acquisition of the Company’s outstanding Common Stock. Optionee expressly consents to the modification of the option to conform with any such determination by the Board.
3. Effect of Termination of Employment
(a)	In the event that Optionee shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than Optionee’s serious misconduct or Optionee’s death or disability (as such term is defined in Section 3(c) hereof), Optionee shall have the right to exercise the option at any time within three (3) months after such termination of employment to the extent of the full number of shares Optionee was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.
(b)	In the event that Optionee shall cease to be employed by the Company or its subsidiaries, if any, by reason of Optionee’s serious misconduct during the course of employment, including but not limited to wrongful appropriation of the Company’s funds, or in the event that Optionee violates the covenants set forth in Section 5 hereof, the option shall be terminated as of the date of the misconduct.
(c)	If Optionee shall die while in the employ of the Company or a subsidiary, if any, or within three (3) months after termination of employment for any reason other than serious misconduct or if employment is terminated because Optionee has become disabled (within the meaning of the Code Section 22(e)(3)) while in the employ of the Company or a subsidiary, if any, and Optionee shall not have fully exercised the option, such option may be exercised at any time within twelve (12) months after Optionee’s death or date of termination of employment for disability by Optionee, personal representatives or administrators, or guardians of Optionee, as applicable, or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares Optionee was entitled to purchase under the option on the date of death, termination of employment, if earlier, or date of termination for such disability and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

4. Manner of Exercise
(a)	The option can be exercised only by Optionee or other proper party by delivering within the option period written notice to the Company at its principal office. The notice shall state the number of shares as to which the option is being exercised and be accompanied by payment in full of the option price for all shares designated in the notice.
(b)	Optionee may pay the option price in cash, by check (bank check, certified check or personal check), by money order, or with the approval of the Company by delivering to the Company or its designated agent an executed irrevocable option exercise form, together with irrevocable instructions to a securities broker-dealer approved by the Company (which approval shall not be unreasonable withheld) to sell a sufficient portion of the shares and deliver the sale proceeds directly to the Company in payment of the exercise price in cash, by check, or by wire transfer, as the Company may direct.
5. Miscellaneous
(a)	This option is issued pursuant to the Company’s 2007 Long-Term Incentive and Stock Option Plan and is subject to its terms. The terms of the Plan are available for inspection during business hours at the principal offices of the Company.
(b)	This Agreement shall not confer on Optionee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment at any time. Optionee shall have none of the rights of a shareholder with respect to shares subject to this option until such shares shall have been issued to Optionee upon exercise of this option.
(c)	The exercise of all or any parts of this option shall only be effective at such time that the sale of Common Shares pursuant to such exercise will not violate any state or federal securities or other laws.
(d)	If there shall be any change in the Common Shares of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, and all or any portion of the option shall then be unexercised and not yet expired, then appropriate adjustments in the outstanding option shall be made by the Company, in order to prevent dilution or enlargement of option rights. Such adjustments shall include, where appropriate, changes in the number of shares of Common Shares and the price per share subject to the outstanding option.
(e)	The Company shall at all times during the term of the option reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.
(f)	If Optionee shall dispose of any of the Common Shares of the Company acquired by Optionee pursuant to the exercise of the option within two (2) years from the date this option was granted or within one (1) year after the transfer of any such shares to Optionee upon exercise of this option, then, in order to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, Optionee shall promptly notify the Company of the dates of acquisition and disposition of such shares, the number of shares so disposed of, and the consideration, if any, received for such shares. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to insure (i) notice to the Company of any disposition of the Common Shares of the Company within the time periods described above and (ii) that, if necessary, all applicable federal or state payroll, withholding, income or other taxes are withheld or collected from Optionee.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

XATA Corporation
By:
Its:

Optionee